Exhibit 3.3

ARTICLES OF ORGANIZATION
OF
LOUISIANA SECURITY HOLDINGS, L.L.C.

The undersigned, a person of the full age of majority, acting as the organizer of a limited liability company under Chapter 22 of Title 12 of the Louisiana Revised Statutes Annotated, does hereby form, effective September 14, 1995, a limited liability company under such law and for such purposes does hereby adopt the following Articles of Organization.

1.                                      The name of the limited liability company organized pursuant to these Articles of Organization shall be Louisiana Security Holdings, L.L.C. (hereinafter, the “Company”).

2.                                      The object and purpose for which the Company is formed shall be to engage in any lawful activity for which limited liability companies may be formed under Chapter 22 of Title 12 of the Louisiana Revised Statutes Annotated.

3.                                      The operation of the Company shall be governed by a written operating agreement (hereinafter the “Operating Agreement”).

4.                                      The Company shall be managed by managers, as provided for in the Operating Agreement.  The Operating Agreement shall contain certain restrictions on the authority of the managers and on the authority of the members to bind the Company.

Thus executed on September 14, 1995.

/s/ Michael S. Barnes
Michael S. Barnes

ACKNOWLEDGMENT

State of Louisiana

Parish of Bossier

BE IT KNOWN, that on this 14th day of September, 1995, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the Parish and County herein first above written, personally came and appeared Michael S. Barnes to me known to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument of his own free will, as his own act and deed, for the uses, purposes and benefits therein expressed.

WITNESSES:

/s/ David W. Bergmann	/s/ Michael S. Barnes
Michael S. Barnes

/s/ Michael T. Shaw

/s/ Sherry G. Shaw
Notary Public

LIMITED LIABILITY COMPANY
INITIAL REPORT
(R.S. 12:1305E)

1.                                      The name of this Limited Liability Company is Louisiana Security Holdings, L.L.C.

2.                                      The location and municipal address of this Company’s registered office is:

2230 LL&E Tower

909 Poydras Street

New Orleans, LA  70112

3.                                      The full name and municipal address of this Company’s registered agent is:

Michael S. Barnes

2230 LL&E Tower

909 Poydras Street

New Orleans, LA  70112

4.                                      The names and municipal addresses of the first members and managers of the Company are:

Members

Advantage Capital Partners II Limited Partnership, a Louisiana Limited Partnership 2230 LL&E Tower 909 Poydras Street New Orleans, LA 70112	Advantage Capital Partners III Limited Partnership, a Louisiana Limited Partnership 2230 LL&E Tower 909 Poydras Street New Orleans, LA 70112

Michael S. Barnes 16414 Brandsford Point Court Chesterfield, MO 63005	Michael Shaw 72 Strawberry Hill Madison, CT 06443

Managers

Steven T. Stull 2908 St. Charles Street New Orleans, LA 70115	Michael S. Barnes 16414 Brandsford Point Ct. Chesterfield, MO 63005	Michael Shaw 72 Strawberry Hill Madison, CT 06443

To be signed by each person who signed the Articles of Organization:

/s/ Michael S. Barnes
Michael S. Barnes

AGENT’S AFFIDAVIT AND ACKNOWLEDGMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of Louisiana Security Holdings, L.L.C.

/s/ Michael S. Barnes
Michael S. Barnes, Registered Agent

Sworn to and subscribed before me this 14th day of September, 1995.

/s/ Sherry G. Shaw
Notary Public